EXHIBIT 99.2

Hoku and Suntech Amend Supply Agreement

POCATELLO, Idaho, United States and WUXI, China, June 30, 2010 – Hoku Materials, Inc., a wholly owned subsidiary of Hoku Corporation (NASDAQ: HOKU), established to manufacture and sell polysilicon for the solar market, and Suntech Power Holdings Co., Ltd. (NYSE: STP), the world's largest producer of crystalline silicon solar panels, today announced that they have amended their polysilicon supply contract to remove all milestones, adjust the contract term, and reschedule the initial shipment date.

With the removal of the milestones, Suntech is no longer obligated to pay the scheduled $30 million prepayment that was previously committed.  However, Hoku will retain the $2 million in prepayments that Suntech has already paid, which will be credited against future shipments of polysilicon.  These payments are separate from the $20 million that Suntech invested in Hoku’s common stock through a private placement in early 2008.  The term of the agreement was shortened to one year to match Suntech’s prepayment of $2 million, and pricing and volume were fixed for the term of the agreement.  The agreement will automatically be renewed after the initial term with the same terms unless terminated by either party.  Hoku is not obligated to deliver polysilicon until June 2011.

"Suntech is one of the world’s leading solar companies, and we are very pleased by the strength of our partnership,” said Scott Paul, president and CEO of Hoku Corporation. "We originally signed our polysilicon sales agreement with Suntech in 2007, and – owing to changes in the polysilicon market, and in our own ramp-up and production schedule – the original milestones and prepayment schedule had simply become outdated. We are pleased to have found a mutually-beneficial way forward and look forward to many more years of continued partnership, in both our polysilicon and our PV integration business units.”

"Hoku has continued to make significant progress with their polysilicon project, despite some very challenging market conditions. With their strong backing by Tianwei, a compelling cost structure, and a demonstrated commitment to long-term partnerships, we look forward to a long and mutually beneficial relationship with Hoku" said Steven Chan, Suntech's Chief Strategy Officer.

About Hoku Corporation

Hoku Corporation (NASDAQ: HOKU) is a diversified clean energy technologies company with three business units: Hoku Materials, Hoku Solar and Hoku Fuel Cells. Hoku Materials plans to manufacture, market and sell polysilicon for the solar market from its plant currently under construction in Pocatello, Idaho. Hoku Solar markets and installs turnkey photovoltaic systems and related services in Hawaii. Hoku Fuel Cells has developed proprietary fuel cell membranes and membrane electrode assemblies for stationary and automotive proton exchange membrane fuel cells. For more information, visit www.hokucorp.com.

Hoku, Hoku Solar, and the Hoku Corporation logo are trademarks of Hoku Corporation, and Hoku Materials is the trademark of Hoku Materials, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

About Suntech

Suntech Power Holdings Co., Ltd. (NYSE: STP) produces industry-leading solar products for residential, commercial, industrial, and utility applications. With regional headquarters in China, Switzerland, and the United States, and gigawatt-scale manufacturing worldwide, Suntech has delivered more than 10,000,000 photovoltaic panels to thousands of customers in more than eighty countries. Suntech's pioneering R&D creates customer-centric innovations that are driving solar to grid parity against fossil fuels. Our mission is to provide everyone with reliable access to nature's cleanest and most abundant energy source.

For more information about our people and products visit http://www.suntech-power.com

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. These statements relate to Hoku Materials' ability to successfully ramp up production to make and ship commercial-quality polysilicon to Suntech by June 2011, if at all; Hoku Corporation's future financial performance; Hoku Corporation's business strategy and plans; and objectives of management for future operations.  In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company's filings with the Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information contact:

Hoku Corporation
1288 Ala Moana Blvd.
Honolulu, Hawaii, 96814, USA
Tel: +1-808-682-7800
www.hokucorp.com

Rory Macpherson
Investor Relations Director
Suntech Power Holdings, Co. Ltd.
Tel: +86-21-6288-5574

SOURCE: Hoku Corporation; Suntech Power Holdings Co., Ltd.